Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the quarterly report of Go-Page Corporation(the "Company") on Form 10-Q for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Schulhof, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 11, 2015	By:	/s/ Anthony Jackson
	Name:	Anthony Jackson
	Title:	Chief Financial Officer (Principal Accounting Officer)